Exhibit 25.2

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

Lear Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3386776 (I.R.S. employer identification no.)

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact name of Registrants as	State or other jurisdiction
specified in their	of incorporation or	IRS Employer
respective charters	organization	Identification No.
Lear #50 Holdings, LLC	Delaware	80-0456754
Lear Argentine Holdings Corporation #2	Delaware	03-0587832
Lear Automotive Dearborn, Inc.	Delaware	38-3384976
Lear Automotive Manufacturing, LLC	Delaware	13-4223451
Lear Corporation (Germany) Ltd.	Delaware	13-3386716
Lear Corporation EEDS and Interiors	Delaware	38-2446360
Lear Corporation Global Development, Inc.	Delaware	38-3353121
Lear EEDS Holdings, LLC	Delaware	76-0834474
Lear European Operations Corporation	Delaware	87-0768411
Lear Holdings, LLC	Delaware	76-0834476
Lear Investments Company, L.L.C.	Delaware	38-3378771
Lear Mexican Holdings Corporation	Delaware	03-0587829
Lear Mexican Holdings, L.L.C.	Delaware	38-3374476
Lear Mexican Seating Corporation	Delaware	74-3184599
Lear Operations Corporation	Delaware	38-3265872
Lear Seating Holdings Corp. #50	Delaware	38-2929055
Lear South American Holdings Corporation	Delaware	59-3821365
Lear Trim L.P.	Delaware	74-2838386
Renosol Seating, LLC	Michigan	61-1474745

21557 Telegraph Road Southfield, Michigan (Address of principal executive offices)	48033 (Zip code)

Subordinated Debt Securities and
Guarantees of Subordinated Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 26th day of February, 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/S/ BENITA A. VAUGHN
	Name:	BENITA A. VAUGHN
	Title:	VICE PRESIDENT

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business December 31, 2009, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,576
Interest-bearing balances	267
Securities:
Held-to-maturity securities	16
Available-for-sale securities	601,754
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	78,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	11,186
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	2
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	244,779
Other assets	154,682

Total assets	$1,948,575

1

	Dollar Amounts
	in Thousands

LIABILITIES

Deposits:
In domestic offices	532
Noninterest-bearing	532
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	219,066
Total liabilities	488,289
Not Applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not Applicable
Retained earnings	337,084
Accumulated other comprehensive income	682
Other equity capital components		0
Not Available
Total bank equity capital	1,460,286
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,460,286

Total liabilities and equity capital	1,948,575

     I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz     )     Managing Director
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
     Troy Kilpatrick, President     )
     Frank P. Sulzberger, MD       )     Directors (Trustees)
     William D. Lindelof, MD       )

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